UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 5, 2007, the Compensation Committee of our Board of Directors approved the following discretionary bonus payments to certain of our named executive officers. These payments are in recognition of the officers’ personal performance in 2006. These are the only bonus payments these officers will receive with respect to their performance in 2006.

Name	Bonus Amount
Jack Sansolo	$27,000
Jeffrey L. Beyle	30,000

ITEM 8.01. OTHER EVENTS

On January 29, 2007, a person claiming to be a stockholder of Getty Images, Inc. (the company) filed a derivative complaint in the Superior Court of the State of Washington, King County, purportedly on behalf of the company, against certain current and former executives of the company and certain current and former members of the company’s Board of Directors. The complaint alleges, among other things, that certain defendants breached their fiduciary duties by (i) backdating stock option grants in a manner which was intended to, and did, unduly benefit certain defendants at the expense of the company, (ii) knowingly filing false financial statements and other public filings, and (iii) selling and allowing sales of company stock while in possession of non-public information regarding the backdating of stock option grants. The complaint also alleges that certain defendants (i) were unjustly enriched by their receipt and retention of the purportedly backdated stock option grants, (ii) abused their ability to control and influence the company, (iii) engaged in gross mismanagement of the company, and (iv) wasted corporate assets. The complaint seeks both monetary and equitable relief, as well as reimbursement for the costs and disbursements incurred in bringing the lawsuit.

On March 1, 2007, another person claiming to be a stockholder of the company filed a derivative complaint in the Federal Court for the Western District of Washington, also purportedly on behalf of the company, against certain current and former executives of the company and certain current and former members of the company’s Board of Directors. The complaint makes similar allegations to the one described above, but also alleges, among other things, that certain defendants breached provisions of the Securities Exchange Act of 1934. As in the lawsuit described above, the complaint seeks both monetary and equitable relief, as well as reimbursement for the costs and disbursements incurred in bringing the lawsuit.

We are evaluating these lawsuits and will respond to them in due course.

The company does not intend to file further Current Reports on Form 8-K describing additional lawsuits, if any, in either federal or state court, which are based on allegations related to the company’s historical stock option grants.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “intend”, “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made. Except as required by law, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: March 9, 2007